CERTIFICATION

Pursuant to 18 U.S.C.ss.1350, the undersigned officer of TransNet Corporation (the "Corporation"), hereby certifies, to the best of his knowledge, that the Corporation's Quarterly Report on Form 10-Q for the quarter ended March 31, 2003 (the "Report") fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Corporation.

Dated:  May 12, 2003



/s/Steven J. Wilk
-----------------------
Steven J. Wilk
Chief Executive Officer

This certification is being furnished solely pursuant to 18 U.S.C ss.1350 and is not being filed as part of the Report or as a separate disclosure document

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                                  CERTIFICATION

Pursuant to 18 U.S.C.ss.1350, the undersigned officer of TransNet Corporation. (the "Corporation"), hereby certifies, to the best of his knowledge, that the Corporation's Quarterly Report on Form 10-Q for the quarter ended March 31, 2003 (the "Report") fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Corporation.

Dated:  May 12, 2003



/s/John J. Wilk
---------------------------------------------
John J. Wilk
Chief Financial Officer


This certification is being furnished solely pursuant to 18 U.S.C ss.1350 and is not being filed as part of the Report or as a separate disclosure document